Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports Financial Results for the Fourth Quarter and Year Ended Dec. 31, 2025 and Provides Financial Expectations for 2026

— Total Revenues of $1.48 Billion in 2025; Net Sales of Proprietary Products Increased Approximately 9% Year-Over-Year —

— GAAP Net Income of $242 Million and Diluted GAAP Earnings per Share of $1.43 for 2025 —

— Alixorexton Phase 3 Clinical Program in Narcolepsy Expected to Initiate in Q1 2026 —

— Recent Completion of Avadel Acquisition Strengthens Leadership Position in Sleep Medicine —

DUBLIN, Feb. 25, 2026 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the quarter and year ended Dec. 31, 2025 and provided financial expectations for 2026.

“Enabled by our strong operational and financial performance in 2025, Alkermes enters 2026 in a position of great strength, both financially and in terms of the opportunity to create value for shareholders through the development of important new medicines with significant market potential,” said Richard Pops, Chief Executive Officer of Alkermes. “As we look ahead, our strategic priorities for the year are clear: drive strong performance across our portfolio of commercial products, including LUMRYZ® (sodium oxybate) following the recently completed acquisition of Avadel; for alixorexton, initiate phase 3 studies designed to support a best-in-class profile in narcolepsy and complete our phase 2 study in idiopathic hypersomnia; and advance additional orexin candidates into phase 2 development in attention-deficit hyperactivity disorder and fatigue associated with multiple sclerosis and Parkinson’s disease. With strong momentum and a clear strategic vision, we are well positioned to deliver meaningful innovation and drive value in the years ahead.”

“In 2025, we generated total revenue of approximately $1.48 billion, strong profitability and cash flow. These results highlight the strength of our commercial portfolio and our continued focus on disciplined expense management,” said Joshua Reed, Chief Financial Officer of Alkermes. “As reflected in our financial expectations, in 2026 we are poised to drive robust cash generation and profitability while rapidly advancing alixorexton in registrational studies and progressing the clinical program for additional orexin 2 receptor agonists in our portfolio. The completed acquisition of Avadel enhances our financial profile, broadens our commercial capabilities, and accelerates our entry into the sleep medicine market. This positions us well for the potential future launch of alixorexton. With a solid balance sheet, a diversified revenue base, and a focused capital allocation strategy, we believe Alkermes is well‑positioned to deliver long-term growth and shareholder value.”

Key Financial Highlights

Revenues

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Total Revenues	$384.5	$430.0	$1,475.9	$1,557.6
Total Proprietary Net Sales	$315.5	$307.7	$1,184.6	$1,083.5
VIVITROL®	$124.1	$134.1	$467.9	$457.3
ARISTADA®[i]	$97.2	$96.6	$370.0	$346.2
LYBALVI®	$94.1	$77.0	$346.7	$280.0

Profitability

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
GAAP Net Income From Continuing Operations	$49.3	$145.7	$241.7	$372.1
GAAP Net Income (Loss) From Discontinued Operations	$—	$0.8	$—	$(5.1)
GAAP Net Income	$49.3	$146.5	$241.7	$367.1

EBITDA From Continuing Operations	$64.4	$170.0	$285.6	$452.4
EBITDA From Discontinued Operations	$—	$1.1	$—	$(5.8)
EBITDA	$64.4	$171.1	$285.6	$446.6

Adjusted EBITDA	$100.3	$191.9	$394.0	$543.3

Revenue Highlights

Proprietary Product Revenues

•
LYBALVI revenues for the fourth quarter were $94.1 million. Fourth quarter revenues and total prescriptions grew 22% and 25%, respectively, compared to the fourth quarter of 2024.
•
ARISTADAi revenues for the fourth quarter were $97.2 million.
•
VIVITROL revenues for the fourth quarter were $124.1 million.

Manufacturing & Royalty Revenues

•
VUMERITY® manufacturing and royalty revenues for the fourth quarter were $27.6 million.
•
Royalty revenues from XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® for the fourth quarter were $31.3 million.

Key Operating Expenses

Please see Note 1 below for details regarding discontinued operations.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
R&D Expense – Continuing Operations	$93.0	$58.2	$324.0	$245.3
R&D Expense – Discontinued Operations	$—	$(1.1)	$—	$5.8

SG&A Expense – Continuing Operations	$187.2	$147.0	$701.5	$645.2
SG&A Expense – Discontinued Operations	$—	$—	$—	$—

Balance Sheet

•
At Dec. 31, 2025, the company recorded cash, cash equivalents, restricted cash and total investments of $1.32 billion, compared to $824.8 million at Dec. 31, 2024.
•
To finance the acquisition of Avadel Pharmaceuticals plc (Avadel), which closed in February 2026, the company used approximately $775 million of cash from its balance sheet and entered into term loans totaling $1.525 billion due in 2031.

Financial Expectations for 2026

All line items are according to GAAP, except as otherwise noted.

(In millions)	2026 Expectations
Total Revenues	$1,730 – $1,840
VIVITROL Net Sales	$460 – $480
LYBALVI Net Sales	$380 – $400
ARISTADA[i] Net Sales	$365 – $385
LUMRYZ Net Sales [a]	$315 – $335
Cost of Goods Sold [b]	$365 – $385
R&D Expenses	$445 – $485
SG&A Expenses	$890 – $930
Amortization of Intangible Assets [c]	$95 – $105
Net Interest Expense	$75 – $85
Net Tax Benefit	~$20
GAAP Net Loss [d]	($115) – ($135)
EBITDA	$60 – $90
Adjusted EBITDA	$370 – $410

a

The acquisition of Avadel closed on Feb. 12, 2026. Expected net sales of LUMRYZ represents the period of Feb. 12, 2026 – Dec. 31, 2026. Avadel recorded net sales of LUMRYZ of approximately $33 million between Jan. 1, 2026 and Feb. 11, 2026.

b

In connection with the acquisition of Avadel, the company expects to record approximately $180 million of LUMRYZ inventory fair value step-up; approximately $150 million of this amount will be expensed as inventory is sold in 2026.

c

In connection with the acquisition of Avadel, the company expects to record approximately $1.5 billion of intellectual property related to LUMRYZ, which will be amortized over an expected life of 13 years.

d	Expected 2026 weighted average basic share count of approximately 169.1 million shares outstanding and a weighted average diluted share count of approximately 172.8 million shares outstanding.

Notes and Explanations

1.
The company determined that upon the separation of its former oncology business, completed on Nov. 15, 2023, the oncology business met the criteria for discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, Discontinued Operations. Accordingly, the accompanying selected financial information has been updated to present the results of the oncology business as discontinued operations for the three and twelve months ended Dec. 31, 2024.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. EST (1:00 p.m. GMT) on Wednesday, Feb. 25, 2026, to discuss these financial results and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc, a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia, bipolar I disorder and narcolepsy. Alkermes’ pipeline includes late-stage clinical candidates in development for narcolepsy and idiopathic hypersomnia, and orexin 2 receptor agonists in early clinical development for other neurological disorders, including attention-deficit hyperactivity disorder (ADHD) and fatigue associated with multiple sclerosis and Parkinson’s disease. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA excludes share-based compensation expense and non-recurring gains or losses in addition to the components of EBITDA from earnings.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, EBITDA and Adjusted EBITDA should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, including expected drivers of growth, value creation and profitability and the anticipated outcomes and benefits of the completed acquisition; and the company’s expectations regarding development plans, activities and timelines for, and the potential therapeutic and commercial value of, alixorexton and the company’s other development candidates. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the company is able to achieve its financial expectations, including those related to value creation and profitability; the businesses of Alkermes and Avadel may not be effectively integrated and the expected benefits and value of the acquisition may not be achieved; there may be unknown or inestimable liabilities and potential litigation associated with the acquisition; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the unfavorable outcome of arbitration, litigation, or other proceedings or disputes related to the company’s products or products using the company’s proprietary technologies; the company’s products or product candidates could be shown to be ineffective or unsafe; the U.S. Food and Drug Administration (FDA) or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies or may make adverse decisions regarding the company’s products; the company may not be able to achieve the expected benefits of the acquisition of Avadel and may not successfully integrate Avadel’s business; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; potential changes in the cost, scope and duration of the company’s development programs; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license; LUMRYZ® is a registered trademark of Flamel Ireland Limited, an affiliate of Alkermes plc; BYANNLI®, INVEGA HAFYERA®, INVEGA TRINZA®, TREVICTA® and XEPLION® are registered trademarks of Johnson & Johnson or its affiliated companies; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license.

(tables follow)

[i]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	December 31, 2025	December 31, 2024
Revenues:
Product sales, net	$315,492	$307,726
Manufacturing and royalty revenues	69,055	122,260
Total Revenues	384,547	429,986
Expenses:
Cost of goods manufactured and sold	46,209	62,116
Research and development	93,038	58,174
Selling, general and administrative	187,196	146,994
Amortization of acquired intangible assets	—	14
Total Expenses	326,443	267,298
Operating Income	58,104	162,688
Other Income, net:
Interest income	12,130	11,400
Interest expense	(12,277)	(4,648)
Other income, net	2,420	449
Total Other Income, net	2,273	7,201
Income Before Income Taxes	60,377	169,889
Income Tax Provision	11,036	24,152
Net Income From Continuing Operations	49,341	145,737
Income From Discontinued Operations — Net of Tax	—	766
Net Income — GAAP	$49,341	$146,503

GAAP Earnings Per Ordinary Share - Basic:
From continuing operations	$0.30	$0.90
From discontinued operations	$—	$0.00
From net income	$0.30	$0.90

GAAP Earnings Per Ordinary Share - Diluted:
From continuing operations	$0.29	$0.88
From discontinued operations	$—	$0.00
From net income	$0.29	$0.88

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP and Non-GAAP	165,334	161,956
Diluted — GAAP and Non-GAAP	169,539	166,554

An itemized reconciliation between net income from continuing operations on a GAAP basis and EBITDA is as follows:
Net Income from Continuing Operations	$49,341	$145,737
Adjustments:
Depreciation expense	3,828	6,833
Amortization expense	19	14
Interest income	(12,130)	(11,400)
Interest expense	12,277	4,648
Income tax provision	11,036	24,152
EBITDA from Continuing Operations	64,371	169,984
EBITDA from Discontinued Operations	—	1,120
EBITDA	$64,371	$171,104
Share-based compensation	26,275	20,747
Costs related to the acquisition of Avadel	9,662	—
Adjusted EBITDA	$100,308	$191,851

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Year Ended	Year Ended
(In thousands, except per share data)	December 31, 2025	December 31, 2024
Revenues:
Product sales, net	$1,184,643	$1,083,534
Manufacturing and royalty revenues	291,256	474,095
Research and development revenue	—	3
Total Revenues	1,475,899	1,557,632
Expenses:
Cost of goods manufactured and sold	196,457	245,331
Research and development	323,964	245,326
Selling, general and administrative	701,522	645,238
Amortization of acquired intangible assets	—	1,101
Total Expenses	1,221,943	1,136,996
Operating Income	253,956	420,636
Other Income, net:
Interest income	45,304	42,450
Interest expense	(12,277)	(22,578)
Other income, net	4,467	3,242
Total Other Income, net	37,494	23,114
Income Before Income Taxes	291,450	443,750
Income Tax Provision	49,786	71,612
Net Income From Continuing Operations	241,664	372,138
Loss From Discontinued Operations — Net of Tax	—	(5,068)
Net Income — GAAP	$241,664	$367,070

GAAP Earnings (Loss) Per Ordinary Share - Basic:
From continuing operations	$1.47	$2.25
From discontinued operations	$—	$(0.03)
From net income	$1.47	$2.22

GAAP Earnings (Loss) Per Ordinary Share - Diluted:
From continuing operations	$1.43	$2.20
From discontinued operations	$—	$(0.03)
From net income	$1.43	$2.17

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP and Non-GAAP	164,703	165,392
Diluted — GAAP and Non-GAAP	168,743	169,198

An itemized reconciliation between net income from continuing operations on a GAAP basis and EBITDA is as follows:
Net Income from Continuing Operations	$241,664	$372,138
Adjustments:
Depreciation expense	27,090	27,432
Amortization expense	75	1,101
Interest income	(45,304)	(42,450)
Interest expense	12,277	22,578
Income tax provision	49,786	71,612
EBITDA from Continuing Operations	285,588	452,411
EBITDA from Discontinued Operations	—	(5,790)
EBITDA	$285,588	$446,621
Share-based compensation	98,716	96,636
Costs related to the acquisition of Avadel	9,662	—
Adjusted EBITDA	$393,966	$543,257

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	December 31,	December 31,
(In thousands)	2025	2024
Cash, cash equivalents and total investments	$588,360	$824,816
Restricted cash	731,206	—
Receivables	334,025	384,528
Inventory	196,625	182,887
Prepaid expenses and other current assets	79,090	96,272
Property, plant and equipment, net	221,722	227,564
Intangible assets, net and goodwill	83,842	83,917
Deferred tax assets	125,815	154,835
Other assets	126,308	100,748
Total Assets	$2,486,993	$2,055,567
Accrued sales discounts, allowances and reserves	$247,126	$272,452
Other current liabilities	296,311	192,747
Long-term liabilities	124,261	125,391
Total shareholders' equity	1,819,295	1,464,977
Total Liabilities and Shareholders' Equity	$2,486,993	$2,055,567

Ordinary shares outstanding (in thousands)	165,607	162,177

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Annual Report on Form 10-K for the year ended December 31, 2025, which the company intends to file in February 2026.

Alkermes plc and Subsidiaries
2026 Guidance — GAAP to EBITDA and Adjusted EBITDA

An itemized reconciliation between projected net loss on a GAAP basis, EBITDA and Adjusted EBITDA is as follows:

(In millions)	Amount
Projected Net Loss — GAAP	$(125.0)
Adjustments:
Net interest expense	80.0
Depreciation and amortization expense	140.0
Income tax benefit	(20.0)
Projected EBITDA	$75.0
Share-based compensation expense	115.0
Costs related to the acquisition of Avadel	200.0
Projected Adjusted EBITDA	$390.0

Projected Net Loss on a GAAP basis and Projected EBITDA and Projected Adjusted EBITDA reflect mid-points within ranges of estimated guidance.

Alkermes plc and Subsidiaries
Revenues for Calendar Year 2025 and 2024

(In thousands)	Three Months Ended March 31, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Revenues:
VIVITROL	$100,996	$121,660	$121,125	$124,131	$467,912
ARISTADA	73,475	101,295	98,050	97,224	370,044
LYBALVI	70,022	84,280	98,248	94,137	346,687
Total Proprietary Sales	244,493	307,235	317,423	315,492	1,184,643

PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	26,874	34,135	33,931	34,256	129,196
VUMERITY	27,833	39,399	35,616	27,620	130,468
Key Commercial Product Revenues	299,200	380,769	386,970	377,368	1,444,307

Legacy Product Revenues	7,310	9,888	7,215	7,179	31,592
Total Revenues	$306,510	$390,657	$394,185	$384,547	$1,475,899

(In thousands)	Three Months Ended March 31, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Revenues:
VIVITROL	$97,659	$111,873	$113,650	$134,133	$457,315
ARISTADA	78,870	86,049	84,652	96,616	346,187
LYBALVI	57,007	71,351	74,697	76,977	280,032
Total Proprietary Sales	233,536	269,273	272,999	307,726	1,083,534

PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	65,391	82,297	60,876	51,267	259,831
VUMERITY	31,254	35,234	32,574	34,985	134,047
Key Commercial Product Revenues	330,181	386,804	366,449	393,978	1,477,412

Legacy Product Revenues	20,188	12,327	11,694	36,008	80,217
Research and Development Revenues	3	—	—	—	3
Total Revenues	$350,372	$399,131	$378,143	$429,986	$1,557,632

(1) - Includes RISPERDAL CONSTA, INVEGA SUSTENNA/XEPLION, INVEGA TRINZA/TREVICTA and INVEGA HAFYERA/BYANNLI.

Alkermes plc and Subsidiaries
Amounts Included in Discontinued Operations

(In thousands)	Three Months Ended March 31, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Cost of goods manufactured and sold	$—	$—	$—	$—	$—
Research and development	2,516	3,913	481	(1,120)	5,790
Selling, general and administrative	—	—	—	—	—
Income tax (benefit) provision	(396)	(613)	(67)	354	(722)
Loss (income) from discontinued operations, net of tax	$2,120	$3,300	$414	$(766)	$5,068